EXHIBIT 10.9

FIFTH AMENDMENT TO SECOND AMENDED AND
RESTATED LOAN AND SECURITY AGREEMENT

This FIFTH AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Fifth Amendment”) is made as of this 28th day of May, 2010 by and among

BANK OF AMERICA, N.A. (the “Lender”), a national banking association with offices at 100 Federal Street, Boston, Massachusetts 02110,

and

BAKERS FOOTWEAR GROUP, INC., f/k/a Weiss and Neuman Shoe Co. (the “Borrower”), a Missouri corporation with its principal executive offices at 2815 Scott Avenue, Suite C,  St. Louis, Missouri  63103,

in consideration of the mutual covenants contained herein and benefits to be derived herefrom,

RECITALS:

A.        Reference is made to that certain Second Amended and Restated Loan and Security Agreement (as amended to date, the “Loan Agreement”) dated as of August 31, 2006 between the Borrower and the Lender.

B.         The Borrower and the Lender have agreed to amend the Loan Agreement on the terms and conditions set forth herein.

Accordingly, the Borrower and the Lender agree as follows:

1.                  Definitions.     Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

2.                  Amendments To Loan Agreement.

2.1              The provisions of Article I are hereby amended as follows:

2.1.1        The definition of “Maturity Date” is hereby deleted in its entirety and the following is substituted in its stead:

“May 28, 2013”

2.1.2        The definition of “Borrowing Base” is hereby deleted in its entirety and the following is substituted in its stead:

““Borrowing Base” The aggregate of the following:

(a)        The face amount of Eligible Credit Card Receivables multiplied by the Credit Card Advance Rate;

Plus

(b)        the following:

(i)         From December 16 of each year through September 30 of the immediately succeeding year, the Appraised Inventory Liquidation Value (net of Inventory Reserves) multiplied by 85.0%;

And

(ii)        from October 1 of each year through December 15 of each year, the Appraised Inventory Liquidation Value (net of Inventory Reserves) multiplied by 90.0%.”

2.1.3        The definition of “Eligible In-Transit Inventory” is hereby amended by deleting clause (b) thereof, and substituting the following in its stead:

“(b)      The Documents of Title which relate to such shipment name the Borrower, or, at the request of the Lender, the Lender, as consignee of the subject Inventory and the Lender has control over the Documents of Title which evidence ownership of the subject Inventory (currently, as Lender determines to be accomplished by the providing to the Lender of agency agreements with all applicable customs brokers, freight forwarders, and carriers, each in form reasonably satisfactory to the Lender).”

2.1.4        The definition of “Eligible L/C Inventory” is hereby amended by deleting clause (b) thereof, and substituting the following in its stead:

“(b)      The Documents of Title supporting such purchase name the Borrower, or, at the request of the Lender, the Lender, as consignee of the subject Inventory and the Lender has control over the Documents of Title which evidence ownership of the subject Inventory (currently, as Lender determines to be accomplished by the providing to the Lender of agency agreements with all applicable customs brokers, freight forwarders, and carriers, each in form reasonably satisfactory to the Lender).”

2.1.5        The definition of “Facility Fee” is hereby deleted in its entirety.

2.1.6        The following new definition is inserted in the appropriate alphabetical order:

““Fifth Amendment Effective Date”. May 28, 2010”

2.1.7        The definition of “LIBO Rate” is hereby amended by deleting the phrase "Administrative Agent" therefrom, and replacing it with "Lender".

2.1.8        The definition of “Loan to Collateral Percentage” is hereby deleted in its entirety.

2.1.9        The definition of “Overloan” is hereby deleted in its entirety and the following is substituted in its stead:

““Overloan”. A loan, advance, or providing credit support (such as the issuance of any L/C) to the extent that, at the time it is made, it is in excess of the Borrowing Base less any Availability Reserves.”

2.1.10    The following new definition is inserted in the appropriate alphabetical order:

““Subordinated Debentures”. Those certain Subordinated Convertible Debentures issued by the Borrower on June 26, 2007, and due on June 30, 2012, in the aggregate face amount of $4,000,000.”

2.2              Section 2.4(a) is hereby deleted in its entirety and the following is substituted in its stead:

“(a)      The Borrowing Base less any Availability Reserves will not be exceeded.”

2.3              Section 2.15(a)(i)(A) is hereby deleted in its entirety and the following is substituted in its stead:

“(A)     The Borrower’s failure to pay any amount which is necessary so that the principal balance of the Loan Account does not exceed the Borrowing Base less any Availability Reserves (as required under Section 2.9(b) hereof).”

2.4              Section 2.17(b)(iii) is hereby deleted in its entirety and the following is substituted in its stead:

“(a)      The Borrowing Base less any Availability Reserves will not be exceeded.”

2.5              Section 2.12 of the Loan Agreement is hereby deleted in its entirety and the following is substituted in its stead:

“2.12    Reserved”.

2.6              Section 2.14(a) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(a)      In the event that the Termination Date occurs for any reason: (x) prior to May 28, 2011, the Borrower shall pay to the Lender the “Revolving Credit Early Termination Fee” (so referred to herein) equal to 0.50% of the Revolving Credit Ceiling as of the Fifth Amendment Effective Date and such fee shall be payable on the Termination Date; (y) after May 28, 2011, but prior to May 28, 2012, the Borrower shall pay to the Lender the “Revolving Credit Early Termination Fee” (so referred to herein) equal to 0.25% of the Revolving Credit Ceiling as of the Fifth Amendment Effective Date and such fee shall be payable on the Termination Date; or (z) after May 28, 2012, the Borrower shall not be required to pay to the Lender any “Revolving Credit Early Termination Fee” (so referred to herein).”

2.7              Article 4 of the Loan Agreement is hereby amended by inserting the following new Section 4.28:

“4/28.   Refinancing of Subordinated Debt.    On or before May 1, 2012, the Borrower shall refinance the Subordinated Debentures on terms reasonably satisfactory to the Lender, and, in any event, subject to the following: (i) the result of such refinancing of or replacement shall have a maturity date not less than sixty (60) days after the Maturity Date, (ii) the holders of such refinancing Indebtedness shall not be afforded covenants, defaults, rights or remedies, taken as a whole, which are materially more burdensome to the obligor or obligors than those contained in the Indebtedness being extended, renewed or replaced, (iii) the refinancing or replacement shall be on an unsecured basis, (iv) unless waived by the Lender, the holders shall enter into a subordination agreement with the Lender, which shall be on terms substantially similar to those applicable to the Subordinated Debentures or otherwise reasonably acceptable to the Lender, and, in any event, such subordination and other material provisions of the refinancing Indebtedness shall be no less favorable to the Lender than those terms of the Indebtedness being refinanced, and (v) the refinancing Indebtedness is not exchangeable or convertible into any other Indebtedness which does not comply with clauses (i) through (iv) above.”

2.8              Section 5.9 of the Loan Agreement is hereby amended by deleting clauses (b), (c) and (d) thereof, and substituting the following in their stead:

“(b)      The Borrower, at its own expense, shall cause not less than one (1) physical inventory to be undertaken in each twelve (12) month period during which this Agreement is in effect (the spacing of the scheduling of which inventories shall be subject to the Lender’s discretion) conducted by such inventory takers as are satisfactory to the Lender and following such methodology as may be satisfactory to the Lender.

(c)        The Lender may obtain appraisals of the Collateral, from time to time conducted by such appraisers as are satisfactory to the Lender.  The Lender shall not conduct more than two (2) such appraisals of the Collateral at the Borrower’s expense during any twelve (12) month period during which this Agreement is in effect, unless an Event of Default has occurred and is continuing or an Increased Reporting Event has occurred and not been remedied, in which case the Lender in its discretion, may undertake additional such appraisals at the Borrower’s expense during such period as the Lender shall require.

(d)        The Lender may conduct from time to time commercial finance field examinations of the Borrower’s books and records.  The Lender may conduct two (2) commercial finance field examinations of the Borrower’s books and records at the Borrower’s expense during any twelve (12) month period during which this Agreement is in effect, unless an Event of Default has occurred and is continuing or an Increased Reporting Event has occurred and not been remedied, in which case the Lender in its discretion, may conduct additional commercial finance field examinations (at the Borrower’s expense) during such period as the Lender shall require.”

2.9              Section 5.9(f) of the Loan Agreement is hereby deleted in its entirety.

2.10          Section 10.3 of the Loan Agreement is hereby amended by inserting the following section reference in the appropriate numerical order:

“4.28                Refinancing of Subordinated Debt”.

2.11          Section 13.2 of the Loan Agreement is hereby amended by deleting the following language from the first sentence thereof:

“any then remaining installments of the Facility Fee;”.

2.12          Exhibit 5.11(a) of the Loan Agreement is hereby deleted in its entirety and the following is substituted in its stead:

“(i)       The Borrower shall at all times maintain Availability of not less than the greater of (i) $1,500,000, and (ii) ten percent (10%) of the following: Borrowing Base less Availability Reserves.

(ii)        If, at any time, the Borrower’s Availability is less than twenty percent (20%) of the Borrowing Base, then the ratio of the Borrower’s EBITDA to its Interest Expense, each calculated on a trailing twelve month basis, shall be equal to or greater than 1.0:1.0.  Such ratio shall be tested on a monthly basis, beginning with the month immediately preceding the month where Availability fell below twenty percent (20%) of the Borrowing Base, and continuing through and until the Maturity Date.  For purposes of such calculation, “EBITDA” means with respect to any fiscal period, Borrower’s and its subsidiaries’ (for the portion of such fiscal period during which such entity is a subsidiary of the Borrower) consolidated net income (or loss), minus the sum of the following: (i) interest income, (ii) decreases in the recorded value of outstanding warrants, (iii) extraordinary items, and (iv) gains on sale of property and equipment, plus the sum of the following: (i) interest expense (inclusive of accretion of debt discount), (ii) noncash increases in the recorded value of outstanding warrants, (iii) income tax expense, (iv) depreciation and amortization, (v) noncash impairment of long-lived assets, noncash losses on disposal of property and equipment, and (vi) noncash stock-based compensation expense, in each case, as determined in accordance with GAAP.  For purposes of this ratio, “Interest Expense” means with respect to any fiscal period, interest expense as determined in accordance with GAAP minus noncash accretion of debt discount included in interest expense.””

3.                  Additional Acknowledgments And Representations.   As an inducement for the Lender to execute this Fifth Amendment, the Borrower hereby represents and warrants that as of the date hereof no Suspension Event has occurred and is continuing.

4.                  Ratification Of Loan Documents; No Claims Against Lender.   Except as provided herein, all terms and conditions of the Loan Agreement and of the other Loan Documents remain in full force and effect.  The Borrower hereby ratifies, confirms, and re-affirms all and singular the terms and conditions, including execution and delivery, of the Loan Documents.  There is no basis nor set of facts on which any amount (or any portion thereof) owed by the Borrower to the Lender could be reduced, offset, waived, or forgiven, by rescission or otherwise; nor is there any claim, counterclaim, off set, or defense (or other right, remedy, or basis having a similar effect) available to the Borrower with regard to the Liabilities of the Borrower to the Lender; nor is there any basis on which the terms and conditions of any of the Liabilities of the Borrower to the Lender could be claimed to be other than as stated on the written instruments which evidence such Liabilities.  To the extent that the Borrower has (or ever had) any such claims against the Lender, it hereby affirmatively WAIVES and RELEASES same.

5.                  Conditions To Effectiveness.  This Fifth Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Lender:

5.1              This Fifth Amendment shall have been duly executed and delivered by the respective parties hereto, shall be in full force and effect and shall be in form and substance satisfactory to the Lender;

            5.2              The Borrower’s Availability shall be equal to or greater than $1,000,000 more than that which is required under clause (i) of Exhibit 5.11(a) of the Loan Agreement, as amended pursuant to this Amendment.

5.3              All action on the part of the Borrower necessary for the valid execution, delivery and performance by the Borrower of this Fifth Amendment shall have been duly and effectively taken and evidence thereof satisfactory to the Lender shall have been provided to the Lender;

5.4              The Borrower shall have paid to the Lender all fees and expenses then due and owing pursuant to that certain letter agreement between the Borrower and Lender of even date herewith, together with any other fees and expenses of the Lender, including, without limitation, all reasonable attorneys’ fees and any other fees and expenses incurred in connection with the preparation, negotiation, execution and delivery of this Amendment; and

5.5              The Borrower shall have provided such additional instruments and documents to the Lender as the Lender and Lender’s counsel may have reasonably requested, each in form and substance satisfactory to the Lender.

6.                  Miscellaneous.

6.1              This Fifth Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

6.2              This Fifth Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby.  No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

6.3              Any determination that any provision of this Fifth Amendment or any application hereof is invalid, illegal, or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provisions of this Fifth Amendment.

6.4              The Borrower shall pay on demand all reasonable costs and expenses of the Lender, including, without limitation, reasonable attorneys’ fees in connection with the preparation, negotiation, execution, and delivery of this Fifth Amendment.

6.5              THIS FIFTH AMENDMENT SHALL BE CONSTRUED, GOVERNED, AND ENFORCED PURSUANT TO THE INTERNAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL TAKE EFFECT AS SEALED INSTRUMENT.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have hereunto caused this Fifth Amendment to be executed and their seals to be hereto affixed as of the date first above written.

BAKERS FOOTWEAR GROUP, INC., as Borrower

By: /s/ Peter Edison__________________

Name: Peter Edison

Title:   Chairman and CEO

BANK OF AMERICA, N.A., as Lender

By: /s/ Christine M. Scott_____________

Name: Christine M. Scott

Title:    SVP - Director

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